Exhibit 99.2

[PARK NATIONAL CORPORATION LOGO]	[VISION BANCSHARES, INC. LOGO]
January ___, 2007
To the Shareholders of Vision Bancshares, Inc.:
     As described in the Prospectus/Proxy Statement previously delivered to you, Park National Corporation (“Park”) and Vision Bancshares, Inc. (“Vision”) have entered into an Agreement and Plan of Merger, dated to be effective as of September 14, 2006 (the “Merger Agreement”), which provides for the merger of Vision with and into Park. A special meeting of the shareholders of Vision will be held on February 20, 2007, to vote on the approval of the Merger Agreement.
     If we complete the Merger, the shareholders of Vision will be entitled to receive, in exchange for the shares of Vision common stock, $1.00 par value per share, that they own, either (a) cash, (b) Park common shares, or (c) a combination of cash and Park common shares, subject to the election and allocation procedures set forth in the Merger Agreement. Subject to adjustment for cash paid in lieu of fractional Park common shares in accordance with the terms of the Merger Agreement, Park will cause the requests of the Vision shareholders to be allocated on a pro-rata basis so that 50% of the shares of Vision common stock outstanding at the effective time of the Merger will be exchanged for cash at the rate of $25.00 per share of Vision common stock and the other 50% of the outstanding shares of Vision common stock will be exchanged for Park common shares at the exchange rate of 0.2475 Park common shares for each share of Vision common stock. For purposes of this allocation, shareholders of Vision who exercise dissenters’ rights will be treated as having elected to receive cash consideration for their shares of Vision common stock. You should carefully read the Prospectus/Proxy Statement (including the Merger Agreement attached as Annex A to the Prospectus/Proxy Statement), which describes in detail the manner in which the cash and stock consideration will be allocated among the shareholders of Vision.
     At this time, we are asking you to elect the form of consideration that you wish to receive in the Merger. Enclosed is an Election Form/Letter of Transmittal that must be completed and returned, together with the Certificates representing your shares of Vision common stock, to The First-Knox National Bank of Mount Vernon (“First-Knox National Bank”), the Exchange Agent for the transaction. As more fully described in the Election Form/Letter of Transmittal, you may choose to receive in exchange for the shares of Vision common stock that you own, either (a) all cash, (b) all Park common shares, or (c) a combination of cash and Park common shares. If you wish to make an election as to the type of consideration that you wish to receive in the Merger, you should carefully review and follow the instructions contained in the enclosed Election Form/Letter of Transmittal. Please note that any election that you make will be subject to the allocation and proration procedures set forth in the Merger Agreement and described in the Prospectus/Proxy Statement to ensure that 50% of the shares of Vision common stock outstanding at the effective time of the Merger will be exchanged for cash and the other 50% of the outstanding shares of Vision common stock will be exchanged for Park common shares. As a result, there is no assurance that you will receive the form of consideration that you elect to receive (unless you acquired shares of Vision common stock after September 14, 2006 pursuant to the exercise of an “incentive stock option,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“ISO Shares”), and you make a separate election to receive all Park common shares in exchange for your ISO Shares, in which case such special election will not be subject to allocation and/or proration under the terms of the Merger Agreement and you will receive all Park common shares in exchange for your ISO Shares).

     Please review the enclosed materials carefully and return your completed Election Form/Letter of Transmittal at your earliest convenience. In order to make a valid election regarding the form of consideration you wish to receive in the Merger, the enclosed Election Form/Letter of Transmittal must be received by the Exchange Agent by 5:00 p.m., Eastern Time, on March 7, 2007 (the “Election Deadline”), which is two trading days prior to the anticipated March 9, 2007 closing date of the Merger. However, if the closing of the Merger is extended past March 9, 2007 for any reason, the Election Deadline will be extended until two trading days prior to the closing date. In this event, each of Park and Vision will publicly announce the new Election Deadline in a Current Report on Form 8-K filed with the Securities and Exchange Commission at least five trading days prior to the anticipated closing date.
     If you have a particular preference as to the form of consideration that you wish to receive for your shares of Vision common stock, you are encouraged to make an election because shares of Vision common stock as to which an election has been made will be given priority in allocating the consideration to be received in the Merger over shares of Vision common stock as to which no election has been made. Holders of shares of Vision common stock who do not make a valid election will be treated as having made an election for that form of merger consideration (i.e., cash or Park common shares) as to which less than 50% of the total number of shares of Vision common stock have elected to receive.
     We make no recommendation as to whether you should elect to receive Park common shares, cash, or a combination of Park common shares and cash in the Merger. Each shareholder must make his or her own decision with respect to such election, bearing in mind the consideration received and the tax consequences of the election chosen.
     Please make sure that you submit the Certificate(s) representing your shares of Vision common stock with your Election Form/Letter of Transmittal. If the Exchange Agent does not receive a properly completed and executed Election Form/Letter of Transmittal accompanied by either your Certificate(s), duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Vision, or containing an appropriate guaranty of delivery from a member of a national securities exchange, a member of the National Association of Securities Dealers, or a commercial bank or trust company in the United States, your election will be deemed to be invalid and the form of consideration you will receive will be determined for you in accordance with the terms of the Merger Agreement.
     If you have any questions concerning the completion of the Election Form/Letter of Transmittal, please call the Exchange Agent at 1-800-837-5266, extension 5208.

VISION BANCSHARES, INC.	PARK NATIONAL CORPORATION

J. Daniel Sizemore	C. Daniel DeLawder
Chairman of the Board, Chief Executive Officer and President	Chairman of the Board and Chief Executive Officer

ELECTION FORM/LETTER OF TRANSMITTAL
To Accompany Certificates Representing Shares of Common Stock of
VISION BANCSHARES, INC.
     This Election Form/Letter of Transmittal is sent to you in connection with the proposed merger (the “Merger”) of Vision Bancshares, Inc. (“Vision”) with and into Park National Corporation (“Park”) pursuant to the Agreement and Plan of Merger, dated to be effective as of September 14, 2006 (the “Merger Agreement”), by and between Park and Vision.
     Please return your Election Form/Letter of Transmittal, together with the Certificate(s) representing your shares of Vision common stock, to The First-Knox National Bank of Mount Vernon (“First-Knox National Bank”), the Exchange Agent, as indicated below:

By Mail:	By Overnight Courier:	By Hand:
First-Knox National Bank	First-Knox National Bank	First-Knox National Bank
Attn: Debbie Daniels	Attn: Debbie Daniels	Attn: Debbie Daniels
One South Main Street	One South Main Street	One South Main Street
P.O. Box 1270	Mount Vernon, OH 43050	Mount Vernon, OH 43050
Mount Vernon, OH 43050
     Please read carefully the accompanying Instructions before completing this Election Form/Letter of Transmittal. The Instructions contain important information about this Election Form/Letter of Transmittal and how to submit your Certificates representing shares of Vision common stock.
     To make a valid election, your materials must be received by the Exchange Agent not later than 5:00 p.m., Eastern Time, on March 7, 2007 (the “Election Deadline”), which is two trading days prior to the anticipated March 9, 2007 closing date of the Merger. However, if the closing of the Merger is extended past March 9, 2007 for any reason, the Election Deadline will be extended until two trading days prior to the closing date. In this event, each of Park and Vision will publicly announce the new Election Deadline in a Current Report on Form 8-K filed with the Securities and Exchange Commission at least five trading days prior to the anticipated closing date.
     If you have questions regarding this Election Form/Letter of Transmittal, please contact the Exchange Agent at 1-800-837-5266, extension 5208.
1	About You and Your Shares of Vision Common Stock — See Instruction 2

Number of Shares
	Certificate	Represented by
Name and Address of Registered Owner(s)	Number(s)	Certificate(s)

TOTAL SHARES:
Please place a star (*) next to any Certificate listed above which represents shares of Vision common stock acquired after September 14, 2006 pursuant to the exercise of an “incentive stock option,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as “ISO Shares”).
If you hold more Certificates representing shares of Vision common stock in the same name(s) as listed above, but those Certificates are not shown above, please submit those Certificates with this form and attach a listing of the additional Certificate numbers and the number of shares of Vision common stock represented by each Certificate.

2	Election Choices — See Instructions 3 and 8
Election Choices (select only one):

☐	1	All Cash Election. Mark this box to elect to receive cash, in the amount of $25.00 for each share of Vision common stock, for all shares of Vision common stock owned.

☐	2	All Stock Election. Mark this box to elect to receive Park common shares, at the exchange ratio of 0.2475 Park common shares for each share of Vision common stock, for all shares of Vision common stock owned.

☐	3	Mixed Cash/Stock Election. Mark this box to elect to receive a mixture of cash (in the amount of $25.00 per share) and Park common shares (at the exchange ratio of 0.2475 Park common shares for each share of Vision common stock). If you mark this box, you must also indicate below the whole number of your shares of Vision common stock that you wish to exchange for cash and the whole number of your shares of Vision common stock that you wish to exchange for Park common shares:

		(a) Shares of Vision common stock to be exchanged for cash:

		(whole numbers only)

		(b) Shares of Vision common stock to be exchange for Park common shares:

		(whole numbers only)

		Total shares of Vision common stock owned: *

*Important: The sum of (a) and (b) must equal the total number of Shares of Vision common stock that you own (as listed in Section 1 above) excluding any ISO Shares for which the Special Election is made under Section 3 below.

☐	4	No Election. I/we make no election. I/we, the undersigned, acknowledge and understand that by making no election, the form of consideration that I/we will receive as a result of the Merger will be determined by Park or, at Park’s direction, the Exchange Agent in accordance with the terms of the Merger Agreement.
3	Special Election for ISO Shares — See Instruction 4
This Section should be completed ONLY if you own ISO Shares (i.e., shares of Vision common stock acquired after September 14, 2006 pursuant to the exercise of an “incentive stock option,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended) in exchange for which you wish to receive all Park common shares. If you own ISO Shares but do not wish to receive all Park common shares in exchange for your ISO shares, do not check the box below (in which case your election under Section 2 above will also apply to any ISO Shares that you own and your ISO Shares will be treated in the same manner as your other shares of Vision common stock).

☐	I/we, the undersigned hereby elect to receive all Park common shares, at the exchange ratio of 0.2475 Park common shares for each share of Vision common stock, for all ISO Shares represented by the Certificate(s) described in Section 1 above and surrendered with this Election Form Letter of Transmittal.

4	Certification and Required Signatures — See Instruction 9
I/we, the undersigned, surrender to you for exchange the Certificate(s) representing shares of Vision common stock identified in Section 1 above. I/we agree, upon request, to execute and deliver any additional documents which Park or the Exchange Agent tells me/us are necessary or desirable to complete the exchange of my shares of Vision common stock. I/we understand and acknowledge that delivery will be effected, and risk of loss and title to my Certificate(s) for shares of Vision common stock will pass, only upon proper delivery of those Certificates to you, as Exchange Agent. I/we certify that I/we have reviewed the accompanying Instructions and have complied with all requirements stated therein. I/we acknowledge that any election made in Section 2 above in connection with the Merger may be subject to allocation and proration, as provided in the Merger Agreement and as described in the Prospectus/Proxy Statement. Therefore, I/we acknowledge that I/we may receive a different form of consideration than I/we elected as a result of such allocation and proration. I/we hereby authorize the Exchange Agent to rely upon all representations, certifications and instructions accompanying this Election Form/Letter of Transmittal.
Required Signatures — all shareholders must sign below.

x			x

	Signature of Shareholder	Date		Signature of Shareholder (if joint account)	Date

Daytime Phone Number	Title, if required

5	Special Payment or Issuance Instructions — See Instruction 10
Any Park common shares and/or any check you receive in exchange for your shares of Vision common stock in the Merger will be issued in the name(s) printed in Section 1 above unless you indicate a different name(s) below. If you indicate a different name(s), your signature(s) and a Medallion Signature Guarantee are required, and the Substitute Form W-9 attached to this Election Form/Letter of Transmittal MUST be completed by the new shareholder or payee. Please refer to Instruction 10.

Name	Name (if joint account)

Address

City	State	Zip

x		Place Medallion

Signature Guarantee here ▶
x

Authorized signature(s)
6	Special Delivery Instructions — See Instruction 11
Park common shares and/or a check will be mailed to the person and address shown in Section 1 (or the person and address in Section 5, if completed) unless you indicate a different mailing address below:

Name

Address

City	State	Zip

7	Affidavit of Lost, Stolen or Destroyed Certificate(s) — See Instruction 14
This Section should be completed ONLY if you cannot locate one or more Certificates representing your shares of Vision common stock. After this Section has been completed and signed, it must be NOTARIZED.
List the Certificate Number(s) and number of shares of Vision common stock represented by any lost, stolen or destroyed Certificates:

Number of Shares of Vision Common Stock
Certificate Number(s)	Represented by Certificate(s)

TOTAL SHARES:

STATE OF	:

: SS.

COUNTY OF	:
     The undersigned, being first duly sworn, deposes and says as follows:
I am the legal and beneficial owner of the number of shares of Vision common stock set forth above (the “Shares”), evidenced by the Certificate(s) described above issued to me by Vision. The Certificate(s) apparently have been either lost, mislaid or destroyed, and all of my best efforts to locate the Certificate(s) have been unsuccessful. I have not sold, pledged, hypothecated or otherwise transferred the Shares represented by the Certificate(s), or any interest therein or right thereto. The Certificate(s) were not endorsed. This Affidavit is made for the purpose of inducing Park and/or First-Knox National Bank, as Exchange Agent, to make payment of the consideration to which I am entitled in the Merger under the terms of the Agreement and Plan of Merger, dated to be effective as of September 14, 2006, by and between Park and Vision. In consideration of such payment, I agree for myself, and my heirs, legal representatives, successors and assigns, to indemnify and hold Park and the Exchange Agent free and harmless from any and all actions, suits and proceedings, whether groundless or otherwise, and from any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities whatsoever which either of them may sustain or incur by reason of any claim which may be made in respect of the Certificate(s). I further agree that, in the event the Certificate(s) shall come into my possession, I shall forthwith deliver the same to Park or the Exchange Agent for cancellation.

Signature:

Printed Name:

Date:

Signature:

Printed Name:

Date:

Sworn to before me and subscribed in my presence this ___day of ___, 200___.

Notary Public

SUBSTITUTE FORM W-9
Internal Revenue Service — Department of the Treasury
Payer’s Request for Taxpayer Identification Number (TIN) and Certification
Payer’s Name: Park National Corporation

PART I — TAXPAYER IDENTIFICATION NUMBER

Please provide your Taxpayer Identification Number on the line to the right and certify by signing and dating below.	Social Security No. OR Employer Identification No.

PART II — CERTIFICATIONS
Under penalties of perjury, I certify that:
(1)	the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me); and

(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all income or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. (See Instruction 13); and

(3)	I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

PART III —

☐	Awaiting TIN
You must check the box above if you have not been issued a TIN and have applied for a TIN or intend to apply for a TIN in the near future.

DATE, SIGNATURE AND CONTACT INFORMATION

Date:	, 200___

Signature:

Name:

Address:
NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION 13 TO THE ELECTION FORM/LETTER OF TRANSMITTAL AND THE ENCLOSED INSTRUCTIONS TO FORM W-9 FOR ADDITIONAL DETAILS.

INSTRUCTIONS
TO
ELECTION FORM/LETTER OF TRANSMITTAL
Please follow these instructions carefully when completing this Election Form/Letter of Transmittal.

1.	Time in which to Make an Election. To be effective, a properly completed and executed Election Form/Letter of Transmittal, accompanied by the Certificate(s) representing all of the holder’s shares of Vision common stock or a Notice of Guaranteed Delivery, must be received by First-Knox National Bank, the Exchange Agent, not later than 5:00 p.m., Eastern Time, on March 7, 2007 (the “Election Deadline”), which is two trading days prior to the anticipated March 9, 2007 closing date of the Merger. However, if the closing of the Merger is extended past March 9, 2007 for any reason, the Election Deadline will be extended until two trading days prior to the closing date. In this event, each of Park and Vision will publicly announce the new Election Deadline in a Current Report on Form 8-K filed with the Securities and Exchange Commission at least five trading days prior to the anticipated closing date.

Holders of shares of Vision common stock whose Election Form/Letter of Transmittal and Certificates are not so received (or who revoke their Election Form/Letter of Transmittal) will be considered a Non-Electing Shareholder. See Instruction 8 below.

2.	Description of Certificates. Insert in the box in Section 1 of the Election Form/Letter of Transmittal the Certificate number(s) that you are surrendering herewith and the number of shares of Vision common stock represented by each Certificate. If this Certificate information is already provided in the box in Section 1, confirm the information provided and make any necessary corrections. If the space provided in the box in Section 1 is insufficient, attach a separate sheet referencing Section 1 of the Election Form/Letter of Transmittal and listing this information.

3.	Election Options. In Section 2 of the Election Form/Letter of Transmittal, indicate whether you would like to receive in exchange for your shares of Vision common stock: (a) all cash (in the amount of $25.00 for each share of Vision common stock owned); (b) all Park common shares (at the exchange ratio of 0.2475 Park common shares for each share of Vision common stock owned); (c) a mixture of cash (in the amount of $25.00 per share) and Park common shares (at the exchange ratio of 0.2475 Park common shares for each share of Vision common stock); or (d) “No Election.” You may select only one of these election choices. If you mark the box in Section 2 for the Mixed Cash/Stock Election, you must also indicate the whole number of your shares of Vision common stock that you wish to exchange for cash and the whole number of your shares of Vision common stock that you wish to exchange for Park common shares.

All elections made by Vision shareholders will be subject to allocation and proration procedures set forth in the Merger Agreement and described in the Prospectus/Proxy Statement to ensure that 50% of the shares of Vision common stock outstanding at the effective time of the Merger will be exchanged for cash and the other 50% of the outstanding shares of Vision common stock will be exchanged for Park common shares. As a result, there is no assurance that you will receive the form of consideration that you elect to receive (unless you own ISO shares and make a separate election in Section 3 of the Election Form/Letter of Transmittal to receive all Park common shares in exchange for your ISO Shares, in which case such special election will not be subject to allocation and/or proration under the terms of the Merger Agreement and you will receive all Park common shares in exchange for your ISO Shares). Please see “The Merger Agreement — Allocation” beginning on page 44 of the Prospectus/Proxy Statement for information regarding how the allocation and proration procedures will be applied.

Park will not issue fractional Park common shares, or certificates or script representing fractional common shares, in the Merger. Instead, Park will pay to each holder of shares of Vision common stock who would otherwise be entitled to a fractional Park common share (after taking into account all Certificates representing shares of Vision common stock surrendered by such holder) an amount in cash, without interest, equal to the product of the fraction Park common share multiplied by $101.00.

None of Park, Vision or the Exchange Agent makes any recommendation as to whether a holder should elect to receive cash, Park common shares, or a combination of cash and Park common shares in the Merger. Each holder must make his or her own decision with respect to such election, bearing in mind the consideration received and the tax consequences of the election chosen.

4.	Special Election for ISO Shares. If you own ISO Shares (i.e., shares of Vision common stock acquired after September 14, 2006 pursuant to the exercise of an “incentive stock option,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended), you may elect to receive all Park common shares in exchange for your ISO Shares by checking the box in Section 3 of the Election Form/Letter of Transmittal. In accordance with the terms of the Merger Agreement, if you make this separate election to receive all Park common shares for your ISO Shares and you properly surrender the Certificate(s) representing your ISO Shares with the Election Form/Letter of Transmittal, your special election will not be subject to allocation and/or proration under the terms of the Merger Agreement and you will receive all Park common shares in exchange for your ISO Shares. If you own ISO Shares but do not check the box in Section 3 of the Election Form/Letter of Transmittal, your election under Section 2 of the Election Form/Letter of Transmittal will also apply to any ISO Shares that you own and your ISO Shares will be treated in the same manner as your other shares of Vision common stock.

5.	Change or Revocation of Election. A holder of shares of Vision common stock who has made an election may, at any time prior to the Election Deadline, (a) change the holder’s election by submitting a new Election Form/Letter of Transmittal in accordance with the procedures described herein which is received by the Exchange Agent prior to the Election Deadline or (b) revoke the holder’s election and withdraw the Certificate(s) representing the holder’s shares of Vision common stock deposited with the Exchange Agent by providing written notice that is received by the Exchange Agent by 5:00 p.m., Eastern Time, on the business day immediately prior to the Election Deadline.

6.	Joint Forms of Election. Holders of shares of Vision common stock who make a joint election will be considered to be a single holder of such shares of Vision common stock. A joint Election Form/Letter of Transmittal may be submitted only by persons submitting Certificates registered in different forms of the same name (e.g., “John Doe” on one Certificate and “J. Doe” on another Certificate) or by persons who may considered to own each other’s shares of Vision common stock by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form/Letter of Transmittal is submitted jointly, each record holder of shares of Vision common stock covered hereby must properly sign this Election Form/Letter of Transmittal in accordance with Instruction 9, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting the joint Election Form/Letter of Transmittal are eligible to do so.

7.	Forms of Election Nominees. Any record holder of shares of Vision common stock who is a nominee may submit one or more Election Forms/Letters of Transmittal, indicating thereon a combination of elections covering up to the aggregate number of shares of Vision common stock owned by such record holder. However, upon the request of Park, such record holder will be required to certify to the satisfaction of Park that such record holder holds such shares of Vision common stock for purposes of allocating cash and Park common shares in connection with the Merger.

8.	Non-Electing Shares. Holders of shares of Vision common stock who select “No Election” in Section 2 of the Election Form/Letter of Transmittal, or who fail to submit a properly completed and executed Election Form/Letter of Transmittal together with the Certificate(s) representing their shares of Vision common stock by the Election Deadline, or who revoke their previously submitted Election Form/Letter of Transmittal and withdraw their Certificates, will be deemed to have made a “non-election.” Holders of shares of Vision common stock who are deemed to have made a non-election will be treated as having made an election for that form of merger consideration (i.e., cash or Park common shares) as to which less than 50% of the total number of shares of Vision common stock have elected to receive. For example, if the holders of less than 50% of the total number of shares of Vision common stock elect to receive cash and you are deemed to have made a “non-election,” you will be treated as having made the All Cash election.

9.	Signatures. The signature or signatures on the Election Form/Letter of Transmittal should correspond exactly with the name or names on the face of the Certificate(s) unless the Shares of Vision common stock have been transferred by the registered holder(s), in which case the signature or signatures on the Election Form/Letter of Transmittal should correspond exactly with the name of the last transferee endorsed on the Certificate(s) or indicated on the stock power(s) accompanying the Certificate(s). If the Election Form/Letter of Transmittal is signed by a person other than the registered owner of the Certificate(s) listed, the Certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) corresponding with the name(s) set forth on the Certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form/Letter of Transmittal must be guaranteed by an eligible guarantor institution who is a member in the Medallion Signature Guarantee Program.

If the Election Form/Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a representative or fiduciary capacity, the person signing must give such person’s full title in such capacity and appropriate evidence of authority to act in such capacity must be submitted to the Exchange Agent with the Election Form/Letter of Transmittal.

10.	Special Payment or Issuance Instructions. Section 5 of the Election Form/Letter of Transmittal must be completed if checks or certificates representing Park common shares are to be payable to or registered in any name(s) other than the name(s) that appear on the Certificate(s) representing the Shares of Vision common stock being submitted with the Election Form/Letter of Transmittal. In addition, the Certificate(s) submitted with the Election Form/Letter of Transmittal must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on the Election Form/Letter of Transmittal must be guaranteed by an eligible guarantor institution who is a member in the Medallion Signature Guarantee Program. It will be a condition to the issuance of any check or certificate representing Park common shares in any name(s) other than the name(s) in which the surrendered Certificate for Shares of Vision common stock is registered that the person(s) requesting the issuance of such check or certificate representing Park common shares either pay to the Exchange Agent any transfer or other taxes required to be paid as a result of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

11.	Special Delivery Instructions. If checks or certificates representing Park common shares are to be delivered to a person other than the registered holder(s), or to the registered holder(s) at an address other than that appearing in Section 1 of the Election Form/Letter of Transmittal, please complete Section 6 of the Election Form/Letter of Transmittal.

12.	Method of Delivery. The method of delivery of the Election Form/Letter of Transmittal and Certificates representing Shares of Vision common stock and all other required documents is at the option and sole risk of the holder. Delivery of any Certificates will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended.

13.	Backup Withholding; Substitute Form W-9. Each person surrendering Certificates representing Shares of Vision common stock to the Exchange Agent is required to provide the Exchange Agent with a correct taxpayer identification number (“TIN”) on Substitute Form W-9, which is included in the Election Form/Letter of Transmittal, and to indicate, if appropriate, that such person is not subject to backup withholding. If the Exchange Agent is not provided with the correct TIN, such person may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, failure to provide the information on the Substitute Form W-9 may subject such person to 28% federal income tax backup withholding on any cash payment to be received. The information required in Part III of the Substitute Form W-9 may be completed if such person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the person has completed the “Special Payment or Issuance Instructions,” the person named in the “Special Payment or Issuance Instructions” will be considered the person surrendering the Certificates representing Shares of Vision common stock for purposes of backup withholding. For additional information, please review the Instructions to Form W-9.

14.	Lost, Stolen or Destroyed Certificates. If a Certificate representing any of your Shares of Vision common stock has been lost, stolen or destroyed, the Exchange Agent will deliver the consideration properly payable under the Merger Agreement with respect to the Shares of Vision common stock represented by the Certificate only if you complete, sign and date the Affidavit contained in Section 7 of the Election Form/Letter of Transmittal and have your signature notarized. You must list in Section 7 of the Election Form/Letter of Transmittal the Certificate Number of each Certificate that has been lost, stolen or destroyed and the number of Shares of Vision common stock represented by each such Certificate. The Affidavit is valid only if signed and notarized in accordance with these Instructions.

15.	Determinations. All questions concerning this Election Form/Letter of Transmittal made by holders of Shares of Vision common stock, including questions relating to the effectiveness of any elections or the computation of allocations, will be determined by Park and/or the Exchange Agent. Park and/or the Exchange Agent shall have the right, in its sole and absolute discretion, to reject any and all Election Forms/Letters of Transmittal which are not in proper form or to waive any irregularities. Neither Park nor the Exchange Agent is under any obligation to inform any holder of Shares of Vision common stock of any defect in any Election Form/Letter of Transmittal.

16.	Questions. If you have any questions regarding the Election Form/Letter of Transmittal, please contact the Exchange Agent at 1-800-837-5266, extension 5208.